Sheet1

Final Proxy Results - MUNIHOLDINGS CALIFORNIA INSURED FUND V, INC.									11653700	0.000
1st Meeting Date: DECEMBER 13, 2000
2nd Meeting Date: January 17, 2001
3rd Meeting Date: February 15, 2001
Record Date: October 30, 2000
As of: February 15, 2001

				Units Voted						Percentage of Total Outstanding Units Voted				Percentage of Total Units Voted

	Shares Needed	Outstanding	Votes Needed				Total Shares						Votes Received
Proposals	To Pass	Shares		For	Against	Abstain	Voted	Votes Needed		For	Against	Abstain	over Votes Needed	For	Against	Abstain

Common

1) Agreement and Plan of Reorganization	-80,620	5,073,679	2,536,841	2,617,461	49,294	149,619	2,816,374			51.59%	0.97%	2.95%	-1.59%	92.94%	1.75%	5.31%

2) Election of Directors
Ronald W. Forbes	-2,403,318	5,073,679	2,536,841	4,940,159	0	128,645	5,068,804			97.37%	0.00%	2.54%	-47.37%	97.46%	0.00%	2.54%
Terry K. Glenn	-2,400,954	5,073,679	2,536,841	4,937,795	0	131,009	5,068,804			97.32%	0.00%	2.58%	-47.32%	97.42%	0.00%	2.58%
Cynthia A. Montgomery	-2,403,318	5,073,679	2,536,841	4,940,159	0	128,645	5,068,804			97.37%	0.00%	2.54%	-47.37%	97.46%	0.00%	2.54%
Kevin A. Ryan	-2,403,318	5,073,679	2,536,841	4,940,159	0	128,645	5,068,804			97.37%	0.00%	2.54%	-47.37%	97.46%	0.00%	2.54%
Roscoe S. Suddarth	-2,400,954	5,073,679	2,536,841	4,937,795	0	131,009	5,068,804			97.32%	0.00%	2.58%	-47.32%	97.42%	0.00%	2.58%
Edward D. Zinbarg	-2,400,954	5,073,679	2,536,841	4,937,795	0	131,009	5,068,804			97.32%	0.00%	2.58%	-47.32%	97.42%	0.00%	2.58%

3) Election of Auditors	-2,317,175	5,073,679	2,536,841	4,854,016	46,921	167,867	5,068,804			95.67%	0.92%	3.31%	-45.67%	95.76%	0.93%	3.31%

PERFERRED A

1) Agreement and Plan of Reorganization	-921	1,960	981	1,902	0	5	1,907			97.04%	0.00%	0.26%	-46.99%	99.74%	0.00%	0.26%

2) Election of Directors
Ronald W. Forbes	-951	1,960	954	1,905	0	2	1,907			97.19%	0.00%	0.10%	-48.52%	99.90%	0.00%	0.10%
Terry K. Glenn	-951	1,960	954	1,905	0	2	1,907			97.19%	0.00%	0.10%	-48.52%	99.90%	0.00%	0.10%
Cynthia A. Montgomery	-951	1,960	954	1,905	0	2	1,907			97.19%	0.00%	0.10%	-48.52%	99.90%	0.00%	0.10%
Charles. C. Reilly	-951	1,960	954	1,905	0	2	1,907			97.19%	0.00%	0.10%	-48.52%	99.90%	0.00%	0.10%
Kevin A. Ryan	-951	1,960	954	1,905	0	2	1,907			97.19%	0.00%	0.10%	-48.52%	99.90%	0.00%	0.10%
Roscoe S. Suddarth	-951	1,960	954	1,905	0	2	1,907			97.19%	0.00%	0.10%	-48.52%	99.90%	0.00%	0.10%
Richard R. West	-951	1,960	954	1,905	0	2	1,907			97.19%	0.00%	0.10%	-48.52%	99.90%	0.00%	0.10%
Edward D. Zinbarg	-951	1,960	954	1,905	0	2	1,907			97.19%	0.00%	0.10%	-48.52%	99.90%	0.00%	0.10%

3) Election of Auditors	-951	1,960	954	1,905	0	2	1,907			97.19%	0.00%	0.10%	-48.52%	99.90%	0.00%	0.10%

Voting Requirements for Preferred Shares:
Proposal 1 requires the affirmative vote in which more than 50% + 1 of the Fund's outstanding shares are represented at the Meeting
Proposals 2 & 3 requires the affirmative vote of 50% + 1 of the voted shares represented at the Meeting, provided quorum is present.

Last Updated on 07/26/2001
By MLMAG